Exhibit 10.28

LOAN AGREEMENT

Wachovia Bank, National Association

100 South Ashley Drive, Suite 950

Tampa, Florida 33602

(Hereinafter referred to as the “Bank”)

Asset Investors Operating Partnership, L.P.

29399 US Highway 19 North

Suite 320

Clearwater, Florida 33761

(Individually and collectively “Borrower”)

Community Savanna Club Joint Venture

29339 US Highway 19 North,

Suite 320

Clearwater, Florida 33761

(Individually and collectively “Borrower”)

AIOP Lost Dutchman Notes, L.L.C

29399 US Highway 19 North

Suite 320

Clearwater, Florida 33761

(Individually and collectively “Borrower”)

Community Brentwood Joint Venture

29399 US Highway 19 North

Suite 320

Clearwater, Florida 33761

(Individually and collectively “Borrower”)

This Loan Agreement (“Agreement”) is entered into this 31st day of July, 2003, by and between Bank and Borrower.

This Agreement applies to the loan, (the “Loan”) evidenced by a line of credit Promissory Note dated July 31, 2003 or other notes subject hereto, as modified from time to time (whether one or more, the “Note”) and all Loan Documents. The terms “Loan Documents” and “Obligations,” as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

1.	AVAILABILITY. The amount of this Loan is a $16,000,000.00 revolving credit facility in the form of a commercial mortgage loan, provided, however, that in no event shall the maximum principal amount of the Loan exceed 75% of the aggregate loan to value of the value of the Property (as hereinafter defined) as determined by the Wachovia ordered appraisal. “Property” is the manufactured home communities, including all improvements presently located or subsequently constructed thereon, and adjacent developed and undeveloped land of Brentwood Estates Mobile Home Park, Hudson, Florida, Lost Dutchman Mobile Home Park and Blue Star RV Park, Apache Junction, Arizona, and Savanna Club Mobile Home Park, Port St. Lucie, Florida.

1.1. Initial Funding: Initial revolving credit funding under this facility will be limited to an amount which results in a 1.25 Debt Service Coverage (“DSC”) using the following borrowing base formula:

1.1.1. Debt Service Coverage will be based on a 25-year amortization.

1.1.2. The interest rate used for this calculation will be the greater of 7% or the 10-year United States Treasury security rate, plus 2.50%.

1.1.3. Net Operating Income used for the DSC calculation will be based on the current lease income, less the previous calendar year-end operating expenses, except for the contribution of Net Operating Income from recreational vehicle (“RV”) units will be calculated using the previous calendar year end income and operating expenses.

1.2. Earn-Out: Borrower will have the ability to earn-out up to 75% of the “stabilized value” as determined by an appraisal of the property in future years, subject to the same conditions of the Initial Funding Amount provided that the Recreational Vehicle (“RV”) component of Net Operating Income does not exceed thirty percent (30%) of the total (“Earn-Out”). In the event that Net Operating Income provided by the RV component exceeds 30% of the total Net Operating Income from the Property, the stabilized value will be reduced to a total amount that reflects 30% of the stabilized value as sourced from the RV component. The amount of the Earn-Out will be addressed during the reaffirmation of the credit facility or as earlier agreed to by the Bank in its sole discretion.

2.	REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations:

2.1. Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower’s financial condition will accurately reflect Borrower’s financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents.

2.2. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower’s or any guarantor’s assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor.

2.3. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank (“Permitted Liens”). To Borrower’s knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower’s present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

2.4. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101(32).

2.5. Compliance with Laws. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21 U.S.C. § 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if applicable.

2.6. Organization and Authority. Each corporation, partnership or limited liability company Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporation, partnership or limited liability company Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor.

2.7. No Litigation. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing, and approved by Bank.

3.	AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will:

3.1. Access to Books and Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, at Borrower’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof.

3.2. Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted.

3.3. Certificate of Full Compliance From Accountant. Deliver to Bank, with the financial statements required herein, a certification by Borrower’s independent certified public accountant that Borrower is in full compliance with the Loan Documents.

3.4. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11 U.S.C. § 101.

3.5. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations.

3.6. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require.

3.7. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement.

3.8. Notice of Default and Other Notices.

3.9. Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

3.10. Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower’s name or address as shown above, and/or any change in Borrower’s structure.

3.11. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request.

3.12. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes.

3.13. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

4.	NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not:

4.1. Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed.

4.2. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired.

4.3. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due.

4.4. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock.

5.	ANNUAL FINANCIAL STATEMENTS. Borrower and Guarantor shall deliver to Bank, within 90 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated basis and in reasonable detail.

6.	PERIODIC FINANCIAL STATEMENTS. American Land Lease, Inc. and each of its subsidiaries shall deliver to Bank unaudited management-prepared quarterly financial statements including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, as soon as available and in any event within 45 days after the close of each such period all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be certified as to their correctness by a principal financial officer of American Land Lease, Inc.

7.	TAX RETURNS. Asset Investors Operating Partnership, LP and American Land Lease, Inc. shall deliver to Bank, within 30 days of filing, complete copies of federal and state tax returns, as applicable, each of which shall be signed and certified by Borrower or Guarantor, as applicable to be true and complete copies of such returns. In the event an extension is filed, Borrower or Guarantor, as applicable shall deliver a copy of the extension within 30 days of filing.

8.	PROPERTY REPORTS. Borrower shall deliver to Wachovia, within 90 days after the close of each fiscal year and, if requested by Wachovia, within 45 days after the end of each fiscal quarter unaudited management-prepared financial statements relating to the operation of the Property, including without limitation, a balance sheet, income and expense statement, with supporting schedules; certified rent roll; and summary of leases; all in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year.

9.	CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent:

9.1. Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

9.2. Opinion of Counsel. On or prior to the date of any extension of credit hereunder, Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that includes confirmation of the following: (a) The accuracy of the representations set forth in this Agreement in the Representations Subparagraphs entitled “Authorization; Non-Contravention”; “Compliance with Laws”, and “Organization and Authority”. (b) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body is required by law in connection with the execution and delivery of this Agreement and the other Loan Documents, or the extension of credit under this Agreement or the other Loan Documents, or, if so required, such registration has been made, and such consent or approval given or such other appropriate action taken. (d) The loan is not usurious.

9.3. Wachovia ordered appraisal, at Borrower’s expense, showing a current “as is” fair market value and the “upon stabilization” value of the Property satisfactory to Wachovia. Wachovia specifically acknowledges the former appraiser of the Arizona properties as acceptable for this purpose, provided however, the appraisal reports must be reviewed and found satisfactory to Bank in its reasonable discretion.

9.4. Wachovia ordered Phase I report relating to the Property from a Wachovia approved environmental consultant or suitable environmental insurance.

9.5. Wachovia ordered Facility Review, at Borrower’s expense, pursuant to which an engineer shall (i) assess the structural condition of, and the heating, plumbing, electrical, air conditioning and mechanical systems at, the Property, and (ii) identify the measurements and gross and net square footage of each building at the Property. Wachovia will accept the appraisal report from Borrower’s engineer for this purpose, provided however the report must be reviewed and found satisfactory to Bank in its reasonable discretion.

9.6. A commitment to issue a standard ALTA mortgagee title insurance policy in form, content and from a title insurer satisfactory to Wachovia, insuring the mortgage as a first lien on the Property for the full amount of the loan, with such endorsements as Wachovia may require. Title shall be fee simple and marketable, free and clear of all defects, liens and encumbrances, including mechanics’ liens, and subject only to such exclusions from coverage and exceptions to title as Wachovia shall approve. The commitment shall include judgment and bankruptcy court searches, tax and assessment searches, and county and state financing statement searches.

9.7. A recorded plat or current survey of the Property, certified to Wachovia and the title insurer, showing the boundaries of the Property by courses and distances, together with a corresponding metes and bounds description, the actual or proposed location of all improvements (excluding manufactured homes), encroachments and restrictions, the location and width of all easements, utility lines, rights-of-way and building set-back lines, and notes referencing book and page numbers for the instruments granting the same.

9.8. Original or duplicate policies, or evidence of insurance on an ACORD 27 form of certificate, of: “all-risk” builders risk insurance during construction of any improvements, which must include fire, vandalism and malicious mischief , collapse and sinkhole coverage, (non-reporting Completed Value with Special Cause of Loss form) in an amount not less than the total completed replacement value of the improvements under construction; upon completion of any construction and at all other times, “all-risk” fire and extended coverage hazard insurance, which must include fire, vandalism and malicious mischief, collapse and sinkhole coverage, (non-reporting Commercial Property Policy with Special Cause of Loss form) in an amount not less than 100% of the agreed upon full insurable replacement value of the Property, including coverage for loss of rents or business interruption (for a period of not less than twelve (12) months); comprehensive general public liability insurance in an amount satisfactory to Wachovia and, if the Property is located in a special flood hazard area, flood insurance is required in the amount equal to the lesser of the loan amount or maximum available under the National Flood Insurance Program, but in no event should the amount of coverage be less than the value of the improved structure; in each case in form and with companies acceptable to Wachovia and naming Wachovia as first mortgagee, loss payee or certificate holder, as applicable, and endorsed to provide that occupancy by any person shall not void such coverage on such policies. Each insurance policy must state that it will not be canceled or changed without at least thirty (30) days’ prior written notice to Wachovia.

9.9. To the extent available, copies of all legally valid certificates of occupancy, customary zoning and use permits or letters, and no building violation certifications evidencing compliance with all laws, ordinances and regulations relating to the use and occupancy of the Property, to be found acceptable by Bank in its sole discretion.

9.10. Borrower and Guarantor have delivered to Bank, audited financial statements reflecting its operations during the fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated basis and in reasonable detail. Bank acknowledges the adequacy of the audited financial statements it has received for this purpose.

9.11. Operating Documents. On or prior to the date of any borrowing hereunder, Wachovia shall have received from, Borrower, each Mortgagor, and Guarantor, as applicable, a copy of such Borrower, each Mortgagor, or Guarantor’s by-laws, partnership agreement, or operating agreement, certified as to completeness and accuracy by an appropriate officer, manager or partner of such Borrower or Guarantor, as applicable.

9.12. Charter Documents. Wachovia shall have received from each Borrower, each Mortgagor, and Guarantor a copy of its Articles of Incorporation or Organization, as appropriate for the legal entity and all other charter documents of such Borrower, each Mortgagor, and Guarantor, as applicable, all certified by the Secretary of State of the state of such Borrower’s, each Mortgagor, or Guarantor’s incorporation or organization, as appropriate.

9.13. Certificate of Good Standing. Wachovia shall have received from Borrower, each Mortgagor, and Guarantor, as applicable, a certificate of the Secretary of State of the state of such Borrower’s, each Mortgagor’s or Guarantor’s incorporation or organization, as applicable, as to the good standing of such Borrower, each Mortgagor or Guarantor.

9.14. Certificate of Incumbency. Wachovia shall have received from Borrower, each Mortgagor, and Guarantor, as applicable, a certificate of an appropriate officer of such Borrower, each Mortgagor or Guarantor as to the incumbency an signatures of the officers of such Borrower, each Mortgagor, or Guarantor executing the Loan Documents.

9.15. Borrowing Authorization. Bank shall have received from Borrower, each Mortgagor, and Guarantor, as applicable, a borrowing resolution or other proof of authority to enter into the transactions contemplated herein.

9.16. Deposit Account. Borrower shall create a demand deposit account at Wachovia into which advance of the loan may be credited and from which monthly payments shall be automatically deducted.

9.17. Primary Operating Account. Borrower shall maintain its primary operating account with Bank, pending pricing and service by Bank acceptable to Borrower in its sole and absolute discretion.

10.	PERMANENT FINANCING. When Borrower elects to arrange permanent financing on the property securing this loan, Borrower hereby grants Wachovia Securities and Wachovia Corporation or its affiliates, including Wachovia Bank, National Association and First Union National Bank (collectively “Wachovia”), the right of first opportunity to provide permanent financing on the subject property on terms satisfactory to Borrower. Borrower will provide first notification to Wachovia of its intent to obtain permanent financing and will in a timely manner use its best efforts to provide Wachovia with the information necessary to enable it to obtain such financing. Notwithstanding the above, Wachovia acknowledges that Borrower reserves the right in its sole and absolute discretion to place permanent financing for the Property with lenders other than Wachovia.

11.	PARTIAL RELEASE: In the event any individual property is sold or refinanced, the individual release provisions will be considered at that time by Bank, however Bank will take into consideration the component of Recreational Vehicle (“RV”) net operating income left in the borrowing base pool of properties with a bias toward maintaining RV Net Operating Income at thirty percent (30%) or less.

12.	SUBSTITUTION OF COLLATERAL: In the event Borrower formally requests a substitution of the collateral into this facility, Bank would give consideration to the request, however, Bank reserves the right to accept, reject, or modify the request for substitution of collateral into the facility in its sole discretion.

13.	INTEREST RATE HEDGE: Borrower shall have the option to hedge the loan’s floating interest expense for the full term of the loan by maintaining an interest rate swap, cap or collar with Bank or other counterparty reasonably acceptable to Bank in a notational amount equal to the then principal balance of the loan and providing for a fixed rate reasonably satisfactory to Bank, and containing such other terms and conditions as shall be reasonably acceptable to Bank.

14.	MINIMUM STANDARDS. In addition to the requirements set forth in the Loan Documents, all surveys, insurance, title policies, construction documents, environmental reports, payment and performance bonds, and any other due diligence or additional documents required in connection with this Loan, shall comply with Bank’s minimum standards in place from time to time for such documents, which shall be provided in writing by Bank to Borrower upon request.

This document may be executed, filed and/or recorded in one or more counter-parts, each of which shall be deemed to be an original, and all of which when taken together shall constitute and be the same document.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

SIGNATURES AND ACKNOWLEDGMENTS ARE ON THE FOLLOWING PAGES

ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

	BY:	AMERICAN LAND LEASE, INC.,
a Delaware corporation, the sole General Partner

_________________________________________		By: /s/ Shannon E. Smith
Print Name: ________________________________ Signing solely as a witness		Shannon E. Smith Chief Financial Officer

_________________________________________ Print Name: ________________________________
Signing solely as a witness

STATE OF ________________________________
COUNTY OF _______________________________

Acknowledged before me this          day of             , 2003, by Shannon E. Smith, Chief Financial Officer of American land Lease, Inc., a Delaware corporation, the sole General Partner of ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, on behalf of said entities. Such person is personally known to me or has produced                              as identification.

______________________________________(Seal)
Print Name:______________________________
Notary Public
Commission No.
Serial Number, if any: _______________________

COMMUNITY BRENTWOOD JOINT VENTURE,
a Delaware general partnership

	BY:	AIOP FLORIDA PROPERTIES I, L. L. C., a Delaware limited liability company, its Managing General Partner

		BY:	ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, its sole Member

			BY:	AMERICAN LAND LEASE, INC.,
a Delaware corporation,
its sole General Partner

____________________________________				By:	/s/ Shannon E. Smith
Print Name: __________________________					Shannon E. Smith
Signing solely as a witness					Chief Financial Officer

____________________________________ Print Name: __________________________
Signing solely as a witness

STATE OF ___________________________
COUNTY OF _________________________

Acknowledged before me this          day of             , 2003, by Shannon E. Smith, Chief Financial Officer of American land Lease, Inc., a Delaware corporation, the sole General Partner of Asset Investors Operating Partnership, L.P., a Delaware limited partnership, the sole Member of AIOP Florida Properties I, L.L.C., a Delaware limited liability company, the Managing General Partner of Community Brentwood Joint Venture, a Delaware general partnership, on behalf of said entities. Such person is personally known to me or has produced                          as identification.

______________________________________(Seal)
Print Name: ______________________________
Notary Public
Commission No.
Serial Number, if any: _______________________

AIOP LOST DUTCHMAN NOTES, L.L.C., a Delaware limited liability company

	BY:	ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, its sole member

		BY:	AMERICAN LAND LEASE, INC.,
a Delaware corporation,
its sole General Partner

______________________________________			By:	/s/ Shannon E. Smith
Print Name:______________________________				Shannon E. Smith
Signing solely as a witness				Chief Financial Officer

_______________________________________ Print Name: ______________________________
Signing solely as a witness

STATE OF ______________________________
COUNTY OF _____________________________

Acknowledged before me this          day of             , 2003, by Shannon E. Smith, Chief Financial Officer of American land Lease, Inc., a Delaware corporation, the sole General Partner of Asset Investors Operating Partnership, L.P., a Delaware limited partnership, the sole Member of AIOP Lost Dutchman Notes, L.L.C., a Delaware limited liability company, on behalf of said entities. Such person is personally known to me or has produced                                      as identification.

______________________________________(Seal)
Print Name: ______________________________
Notary Public
Commission No.
Serial Number, if any: _______________________

COMMUNITY SAVANNA CLUB JOINT VENTURE,
a Delaware general partnership

	BY:	AIOP FLORIDA PROPERTIES I, L. L. C., a Delaware limited liability company, Managing General Partner

		BY:	ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, its sole Member

			BY:	AMERICAN LAND LEASE, INC.,
a Delaware corporation,
its sole General Partner

______________________________________				By:	/s/ Shannon E. Smith
Print Name:_____________________________					Shannon E. Smith
Signing solely as a witness					Chief Financial Officer

______________________________________ Print Name:_____________________________
Signing solely as a witness

STATE OF ______________________________
COUNTY OF _____________________________

Acknowledged before me this          day of             , 2003, by Shannon E. Smith, Chief Financial Officer of American land Lease, Inc., a Delaware corporation, the sole General Partner of Asset Investors Operating Partnership, L.P., a Delaware limited partnership, the sole Member of AIOP Florida Properties I, L.L.C., a Delaware limited liability company, the Managing General Partner of Community Savanna Club Joint Venture, a Delaware general partnership, on behalf of said entities. Such person is personally known to me or has produced                                  as identification.

______________________________________(Seal)

Print Name: ______________________________
Notary Public
Commission No.
Serial Number, if any: _______________________

WACHOVIA BANK, NATIONAL ASSOCIATION

__________________________________________	By:	/s/ Cary E. White, Senior Vice President
Print Name: _________________________________		Cary E. White, Senior Vice President
Signing solely as a witness

__________________________________________ Print Name: _________________________________
Signing solely as a witness

STATE OF FLORIDA
COUNTY OF ________________________________

Acknowledged before me this          day of             , 2003, by Cary E. White, Senior Vice President of Wachovia Bank, National Association, on behalf of said bank. Such person is personally known to me or has produced                                          as identification.

______________________________________(Seal)
Print Name: _____________________________
Notary Public
Commission No.
Serial Number, if any: _______________________